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                                                                     EXHIBIT 4.2


                                FIRST AMENDMENT

                                       TO

                                 LOAN AGREEMENT


                                    Between

SOUTH TEXAS DRILLING &                               THE FROST NATIONAL BANK
  EXPLORATION, INC.                  and             100 W. Houston Street
9310 Broadway, Building 1                            San Antonio, Texas 78205
San Antonio, Texas 78217

         The parties to this First Amendment to Loan Agreement (the "Amendment") are:

         Borrower: SOUTH TEXAS DRILLING & EXPLORATION, INC., a Texas corporation

         Lender:   THE FROST NATIONAL BANK

         The effective date of this Amendment is December 31, 2000.

         Borrower and Lender entered into a Loan Agreement (the "Agreement") dated effective August 11, 2000, and now desire to amend various provisions of the Agreement. Borrower and Lender have agreed to such amendment subject to and upon the terms, covenants, conditions, representations and warranties set forth in the Agreement and this Amendment.

         NOW THEREFORE, Borrower and Lender agree as follows, the foregoing recitals being incorporated and made a part of this Amendment to the Agreement for all purposes:

                                       I.

         Section 1 (a) of the Agreement entitled "Borrowing Base Line of Credit" is hereby deleted in its entirety and Lender shall have no further obligation to make advances under the Note executed by Borrower pursuant to such provision. Lender agrees to release any Collateral taken by it to secure the repayment of the Borrowing Base Line of Credit.

                                      II.

         Subsections (b), (c), (f), and (i) of the Agreement under Section 8 entitled "Negative Covenants" are hereby modified in their entirety to allow the transfer of assets only from Borrower to PIONEER DRILLING CO., LTD., a Texas limited partnership (the




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"Partnership"), and only to the plan of reorganization contemplated thereby, subject however, to the following conditions and requirements:


         A. Borrower agrees to cause the Partnership to execute and deliver to Lender contemporaneously herewith a guaranty agreement, in form and substance satisfactory to Lender;

         B. Borrower agrees to cause the Partnership to execute and deliver to Lender UCC-1 Financing Statements covering the Collateral held by Lender pursuant to Sections 3(b) and 3(c) of the Agreement for filing with the office of the Secretary of State of the State of Texas; and

         C. Borrower agrees to cause the Partnership and any related entities to execute such other agreements and documents as Lender or its attorneys shall deem appropriate and otherwise require from time to time to more fully create and perfect Lender's lien and security interests in the Collateral described in Sections 3(b) and 3(c) of the Agreement and any Loan Documents.

                                       III.

         Section 9 of the Agreement entitled "Financial Covenants" is hereby amended to read as follows:

                  "9. Financial Covenants. Until (i) the Note dated August 11, 2000 in the original principal amount of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00) executed by Borrower in favor of Lender and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower and Partnership collectively will maintain the following financial covenants:

                           (a) LEVERAGE RATIO. Borrower and Partnership will collectively maintain a leverage ratio not to exceed 3.0:1.0, to be tested annually.

                               Defined as:

                                Funded Bank Debt
           -----------------------------------------------------------
           Net Income + Interest + Taxes + Depreciation + Amortization



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                           (b) CASH FLOW COVERAGE RATIO. Borrower and
         Partnership will collectively maintain a cash flow coverage ratio of not less than 1.25:1.0, to be tested annually.

                               Defined as:
    Net Income + Interest + Taxes + Depreciation + Amortization - Dividends -
                              Capital Expenditures
    -------------------------------------------------------------------------
              Current Portion of Long-Term Debt + Interest Expense

                           (c) Capitalization Ratio. Borrower and Partnership will collectively maintain, at all times, a capitalization ratio not to exceed 0.5:1.0, to be tested quarterly.

                               Defined as:

                                Funded Bank Debt
                          ----------------------------
                          Net Worth + Funded Bank Debt

         Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied."

                                      IV.

         Section 10 of the Agreement entitled "Reporting Requirements" is hereby amended to read as follows:

                  "10. Reporting Requirements. Until (i) the Note dated August 11, 2000 in the original principal amount of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00) executed by Borrower in favor of Lender and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will, unless Lender shall otherwise consent in writing, furnish, or cause to be furnished, to Lender:

                           (a) Interim Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each month of each fiscal year of Borrower, a consolidated balance sheet, income statement, and cash flow statement of Borrower as of the end of such fiscal quarter, all in form and substance and in reasonable detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by the President and/or Chief Financial


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         Officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.

                           (b) Quarterly Statements. Within sixty (60) days after the end of each quarter of each fiscal year of Borrower, a consolidated l0-Q Report as filed with the Securities and Exchange Commission ("SEC").

                           (c) Annual Statements. Within one hundred twenty
         (120) days after the end of each fiscal year of Borrower, a consolidated 10-K Report as filed with the SEC.

                           (d) Compliance Certificate. A certificate signed by the President and/or Chief Financial Officer of Borrower, within one hundred twenty (120) days after the end of each fiscal year, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement."

                                       V.

         This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

                                       VI.

         Borrower further agrees that, except as amended herein, all other terms, conditions and provisions of the Agreement shall remain in full force and effect for the entire term thereof.

                                      VII.

         For purposes of negotiating and finalizing this Amendment, if this document or any document executed in connection with it is transmitted by facsimile machine ("fax"), it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.


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         IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment effective on the date set forth above.

BORROWER                                LENDER:

SOUTH TEXAS DRILLING                    THE FROST NATIONAL BANK,
& EXPLORATION, INC.,                    a national banking association
a Texas corporation


By: /s/ Wm. Stacy Locke                 By: /s/ James B. Crosby
    ----------------------                  ---------------------
    Name: Wm. Stacy Locke                   James B. Crosby,
          ----------------                  Senior Vice President
    Title: President & CFO
           ---------------







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